          10                                                        Exhibit 2.01
DATED               25 April                                                1998






                            (1) SHOP VAC CORPORATION

                                     - and -

                                (2) GLEN DIMPLEX





                     ---------------------------------------

                                    AGREEMENT

                     ---------------------------------------
















Dibb Lupton Alsop
117 The Headrow
Leeds
LS1 5JX

Tel: 0345 26 27 28
Fax: 0113 245 2632

                                    CONTENTS

 1.     DEFINITIONS AND INTERPRETATION.........................................1
 2.     CONDITIONS.............................................................8
 3.     COMPLETION.............................................................9
 4.     WARRANTIES............................................................10
 5.     LIMITATION ON THE VENDOR'S LIABILITY..................................13
 6.     VENDOR'S UNDERTAKINGS.................................................14
 7.     RIGHT TO TERMINATE....................................................15
 8.     VENDOR'S COVENANTS....................................................15
 9.     INTELLECTUAL PROPERTY.................................................18
11.     TRANSFER OF ASSETS....................................................19
12.     FURTHER ASSURANCE.....................................................19
13.     INFORMATION...........................................................20
14.     IRISH TAX ASSET.......................................................20
15.     ANNOUNCEMENTS.........................................................21
16.     COSTS.................................................................21
17.     SUCCESSORS AND ASSIGNMENT.............................................21
18.     ENTIRE AGREEMENT......................................................22
19.     VARIATIONS............................................................22
20.     WAIVER................................................................23
21.     AGREEMENT CONTINUES IN FORCE..........................................23
22.     SEVERABILITY..........................................................23
23.     NOTICES...............................................................23
25.     COUNTERPARTS..........................................................24
26.     GOVERNING LAW.........................................................24






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SCHEDULE 1....................................................................26
         Details of the purchasers other than Glen Dimplex....................26

SCHEDULE 2
         The Companies........................................................27

SCHEDULE 3....................................................................28
         Completion...........................................................28

SCHEDULE 4....................................................................30
         Operation of the Companies Pending Completion........................30

SCHEDULE 5....................................................................33
         Grant Documentation..................................................33

SCHEDULE 6....................................................................34
         Bank Documentation...................................................34






































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AGREED FORM DOCUMENTS

1        Sale and Purchase Agreements x 6
2        English Non Competition Deed
3        Legal Opinion in relation to the Vendor's capacity in contract etc
4        Trade Mark Assignment
5        Patent License
6        Lease variation
7        Disclosure Documentation
8        Balance Sheet as at 31 December 1997
9        List of Trademarks to be assigned
10       Deed of Indemnity
11       Debt of Assignment































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THIS AGREEMENT is made              25 April                                1998


BETWEEN:

(1) SHOP VAC CORPORATION a company incorporated in the state of New Jersey, United States of America whose principal office is at 2323 Reach Road Williamsport Pennsylvania 1770- 0307 USA ("the Vendor")

(2) GLEN DIMPLEX a company incorporated in Ireland whose registered office is at 41 Ailesbury Road Dublin 4 ("Glen Dimplex")

WHEREAS:

(A) The Vendor has agreed to sell or to procure the sale of the Shares and the Target Businesses to Glen Dimplex and certain other members of the Glen Dimplex Group on and subject to the terms of the Sale and Purchase Agreements.

(B) This Agreement sets out the conditions which need to be fulfilled prior to the Sale and Purchase Agreements being completed and certain other matters in relation to the Sale and Purchase Transactions.

IT IS HEREBY AGREED:

1.       DEFINITIONS AND INTERPRETATION

         1.1      In this Agreement the following  words and  expressions  shall
                  (except  where  the  context  otherwise   requires)  have  the
                  following meanings:

                  "AUSTRIAN AGREEMENT" means an agreement in the agreed form to be made between the Vendor and the Austrian Purchaser relating to the sale and purchase by the German Purchaser of the Austrian Shares;

                  "AUSTRIAN COMPANY" means Shop Vac Ges.m.b.H. details of which are contained in Schedule 2;

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                  "AUSTRIAN PURCHASER" means Glen Electric Holdings GmbH details of which are contained in Schedule 1;

                  "AUSTRIAN SHARES" means the whole of the issued share capital of the Austrian Company;

                  "BANK DOCUMENTATION" means the documents short particulars of which are contained in Schedule 6;

                  "BUSINESS DAY" means a day other than a Saturday or Sunday on which banks are open for business in London;

                  "BUSINESS INTELLECTUAL PROPERTY" means all the Intellectual Property owned by the Vendor exclusively used by or in connection with the French Business and all the Intellectual Property owned by the German Company exclusively used by or in connection with the German Business;

                  "COMPANIES" means the Austrian Company, the Dutch Company, the English Company and the Irish Company and "Relevant Company" and "Company" shall be construed accordingly;

                  "COMPLETION" means the performance of all the obligations of the parties hereto set out in clause 3;

                  "COMPLETION DATE" means the date which is two Business Days following the day on which the last of the Conditions to be satisfied shall have been fulfilled or waived being not later than 30 June 1998 or such other date being not later than 30 June 1998 or such other date being not later than 31 July 1998 as shall be agreed in writing by the parties;

                  "CONDITIONS" means the conditions contained or referred to in clause 2;

                  "CONFIDENTIAL INFORMATION" means information (however stored) relating to or connected with the business customers or financial or other affairs of any of the Companies or the French Business or the German Business details of which are not in the public domain at the relevant time including, without limitation, information concerning or relating to:

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                  the Intellectual Property Rights and any other property of any of the Companies in the nature of intellectual property (excluding any Intellectual Property of the Irish Company licensed to the Irish Company by the Vendor) and the Business Intellectual Property;

             (ii) any  technical  processes,   future  projects,   business
                  development or planning, commercial relationships and negotiations; and

            (iii) the  marketing  of goods or  services  including,  without limitation, customer, client and supplier lists, price lists, sales targets, sales statistics, market share statistics, market research reports and surveys and advertising or other promotional materials and details of contractual arrangements and any other matters concerning the clients or customers of or other persons having dealings with any of the Companies or the French Business or the German Business;

                  "DEED OF INDEMNITY" means the deed of indemnity in the agreed form to be executed by the Vendor in favour of each of the Companies, the French Purchaser and the German Purchaser,

                  "DISCLOSURE DOCUMENTATION" means a disclosure letter of even date herewith and the bundles of documentation in the agreed form referred to therein and disclosed by the Vendor to Glen Dimplex;

                  "DUTCH AGREEMENT" means an agreement in the agreed form to be made between the Vendor and the Dutch Purchaser relating to the sale and purchase by the Dutch Purchaser of the Dutch Shares;

                  "DUTCH COMPANY" means FAM Nederland B.V. details of which are contained in Schedule 2;

                  "DUTCH PURCHASER" means Carmen B.V. details of which are contained in Schedule 1;

                  "DUTCH SHARES" means the whole of the issued share capital of the Dutch Company;



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                  "ENCUMBRANCE" means a mortgage,  charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

                  "ENGLISH AGREEMENT" means an agreement in the agreed form to be made between the Vendor and the English Purchaser relating inter alia to the sale and purchase by the English Purchaser of the English Shares;

                  "ENGLISH COMPANY" means Goblin Limited details of which are contained in Schedule 2;

                  "ENGLISH PURCHASER" means Morphy Richards Appliances Limited details of which are contained in Schedule 1;

                  "ENGLISH SHARES" means the whole of the issued share capital of the English Company;

                  "FRENCH AGREEMENT" means an agreement or agreements in the agreed form to be made between the Vendor and the French Purchaser relating inter alia to the said and purchase by the French Purchaser of the French Business and its related assets;

                  "FRENCH BUSINESS" means the business of selling, servicing and distributing vacuum cleaners wet and dry floor cleaners, steam cleaners and other like equipment carried on by the Vendor in France as at the date hereof under the name of "ShopVac France";

                  "FRENCH PURCHASER" means Glen Electric Holdings GmbH or such other subsidiary of Glen Dimplex as Glen Dimplex shall notify to the Vendor prior to the Completion Date;

                  "GERMAN AGREEMENT" means an agreement in the agreed form to be made between the German Company and the German Purchaser relating inter alia to the sale and purchase by the German Purchaser of the German Business and its related assets;






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                  "GERMAN BUSINESS" means the business of selling, servicing and distributing vacuum cleaners, wet and dry floor cleaners, steam cleaners and other like equipment carried on by the German Company in Germany;

                  "GERMAN COMPANY" means ShopVac Vertriebs GmbH details of which are contained in Schedule 2;

                  "GERMAN PURCHASER" means EIO Morphy Richards GmbH details of which are contained in Schedule 1;

                  "GLEN DIMPLEX GROUP" means Glen Dimplex and its subsidiaries from time to time;

                  "GRANT   DOCUMENTATION"  means  documentation   recording  the
                  various grants and conditions attaching thereto made to the Irish Company short particulars of which are contained in
                  Schedule 5;

                  "GROUP" means each Company, the French Business and the German Business, and references to a "member of the Group" or a "Group member" shall be construed accordingly;

                  "INTELLECTUAL PROPERTY" includes patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, design rights, rights affording equivalent Protection to copyright and design rights, trade marks, service marks, business names, trade names, moral rights, registration of an application to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing-off;

                  "INTELLECTUAL PROPERTY RIGHTS" means (subject to Clause 8) all Intellectual Property owned and "exclusively used, by each of the Companies in, or in connection with, its business;

                  "IRISH AGREEMENT" means an agreement in the agreed form to be made between the Vendor and Glen Dimplex relating inter alia to the said and purchase by Glen Dimplex of the Irish Shares;




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                  "IRISH  COMPANY" means Goblin Ireland Limited details of which are contained in Schedule 2;

                  "IRISH SHARES" means the whole of the issued share capital of the Irish Company;

                  "MERGERS ACT" means the Mergers, Takeovers, and Monopolies (Control) Act, 1978 of Ireland (as amended by the Restrictive Practice (Amendment) Act, 1987 and the Competition Acts, 1991-1996) of Ireland;

                  "NON COMPETITION DEEDS" means in relation to the English Company the deed in the agreed form and in relation to the other Companies and the French Purchaser and the German Purchaser deeds to be entered into in substantially the same form as such deed (with such amendments as are necessary to ensure that such deeds comply with and are enforceable under the domestic laws of the Relevant Company and the French Purchaser and German Purchaser) provided that the restrictions in such deeds shall be no more onerous than those contained in clause 8 of this Agreement and the territories to be set out in clause 3.2.1 of such deeds or the equivalent provision shall be the territories in which the Relevant Company or Relevant Target Business now operates or into which sales are made;

                  "PURCHASERS SOLICITORS" means Dibb Lupton Alsop of 117 The Headrow, Leeds LS I 5JX;

                  "RELEVANT BUSINESS" means any business involving the development, design, manufacture, assembly, testing, selling, distribution, installation and service or vacuum cleaners, wet and dry floor cleaners or steam cleaners or other like equipment;

                  "RELEVANT PRODUCTS" means vacuum cleaners, wet and dry floor cleaners or steam cleaners or other like equipment;

                  "RELEVANT PURCHASER" means whichever company is the Purchaser of the Relevant Shares or the Relevant Target Business;






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                  "SALE  AND  PURCHASE   AGREEMENTS"   means  each  of  Austrian
                  Agreement,  the Dutch Agreement,  the English  Agreement,  the
                  French   Agreement,   the  Irish   Agreement  and  the  German
                  Agreement;

                  "SALE AND  PURCHASE  TRANSACTIONS"  means each of the sale and
                  purchase   transactions   to  which  the  Sale  and   Purchase
                  Agreements respectively apply;

                  "SHARES" means the Austrian Shares, the Dutch Shares, the English Shares and the Irish Shares and "RELEVANT SHARES" and "SHARES" shall be construed accordingly;

                  "TARGET BUSINESS" means the French Business or the German Business as the case may be and "Target Businesses" and "Reactant Target Business" shall be construed accordingly;

                  "TRADE MARKS" means those trademarks details of which are set out in the list of trademarks in the agreed form;

                  "VENDOR'S   GROUP"   means  the  Vendor  and  its   subsidiary
                  undertakings from time to time;

                  "VENDOR'S SOLICITORS" means Lawrence Graham of 190 Strand, London WC2R I JN;

                  "WARRANTIES" means the warranties contained in clause 4.1. and clause 4.2.

          1.2     In this Agreement where the context admits:

                  1.2.1  sections   5,  6,  8  and  9  of   schedule  I  to  the
                         Interpretation Act 1978 apply in the same way as they do to statutes;

                  1.2.2 reference to a recital, clause, sub-clause, schedule or paragraph is to a recital, clause, sub-clause, schedule or a paragraph of a schedule of or to this Agreement respectively;

                  1.2.3  reference to any gender includes the other genders;



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                  1.2.4  the index,  headings and any descriptive  notes are for ease of reference only and shall not affect the construction or interpretation of this Agreement;

                  1.2.5  this Agreement incorporates the Schedules to it;

                  1.2.6 the "agreed form" in relation to any document means the form agreed between the parties to this Agreement and for the purposes of identification only initialed by or on behalf of the parties.

2.       CONDITIONS

         2.1 The sale and purchase of the Shares and the Target Businesses is in all respects conditional upon:

                  2.1.1 2.1.1.1 the Minister for Enterprise Trade and Employment
                                of Ireland (the "Minister") stating in writing that she does not intend to make an order under
                                Section 9 of the Mergers Act in relation to the proposed purchase of the Irish Shares; or

                        2.1.1.2 in the event of the  Minister  making  an  order
                                subject to conditions, Glen Dimplex notifying the Vendor in writing that it accepts such conditions such acceptance, in the case of a condition of a minor nature only, not to be unreasonably withheld and such acceptance or non acceptance not to be unreasonably delayed; or

                        2.1.1.3 in the event of no such  order  being  made and
                                the Minister not stating in writing that she does not intend to make such an order, the relevant period within the meaning of Section 6 of the said Act elapsing; and

                  2.1.2 the Irish Company having not more than 168 employees and for these purposes any employee to whom the Irish Company has after the date of this Agreement but prior to the Completion Date issued notices of redundancy (complying in all respects with applicable legislation and the terms of each agreement between the



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



                         Irish Company and any recognized trade union applicable to such employees) shall not be counted.

         2.2 The Vendor hereby undertakes to Glen Dimplex that it will use all reasonable endeavors to procure that the Condition referred to in clause 2.1.2 is satisfied on or prior to 30 June 1998.

         2.3 Each of the Vendor and Glen Dimplex hereby agree with each other to use all reasonable endeavors to procure that the Condition referred to in clause 2. 1.1 is fulfilled on or prior to 30 June 1998.

         2.4 Glen Dimplex may waive the Condition set out in clause 2.1.2 by notice in writing to the Vendor.

         2.5 If the Conditions have not each been fulfilled (or in the case of clause 2.1.2 waived) by 30 June 1998 or such later date prior to 31 July 1998 as may be agreed in writing by the parties:

                  2.5.1 neither of the parties shall have any further rights or obligations under this Agreement save in respect of the provisions of this clause 2.5 and clauses 12, 13, 14, 15, 16, 17, 19, 21, and 22 which shall continue in full force and effect; and

                  2.5.2 upon the written demand of the Vendor, Glen Dimplex shall return or procure the return to the Vendor of all documents and information supplied by the Vendor or any member of the Vendor's Group or any adviser to any such company to Glen Dimplex or any member of the Glen Dimplex Group or any adviser to any such company and Glen Dirnplex shall not disclose to any third party or use any Confidential Information and shall procure that no member of the (Glen Dimplex Group nor any adviser to any such company shall disclose to any third party, or use, any Confidential Information.

3.       COMPLETION

         3.1      On the Completion Date:





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                  3.1.1    the Vendor  shall  enter into (and in the case of the
                           German Agreement shall procure the German Company to enter into and in the case of the Austrian Agreement
                           shall  procure  Shop  Vac  Properties   International
                           Limited to enter into) and Glen Dimplex shall procure that the Relevant Purchaser shall enter into the Sale and Purchase Agreements each of which shall on the Completion Date be completed in accordance with its terms; and

                  3.1.2 on completion of the Sale and Purchase Agreements each of the parties shall comply with the provisions of Schedule 3.

         3.2 Conditional upon completion of the Sale and Purchase Transactions, and immediately thereafter the Vendor shall enter into the Non Competition Deeds which shall be delivered to the Purchaser duly executed and thereupon the Purchaser shall procure payment to the Vendor by the Relevant Company or the Relevant Purchaser of the amount specified in each such deed.

         3.3 Glen Dimplex undertakes to procure the due and punctual performance by each of the Relevant Purchasers of its respective obligations under each of the Sale and Purchase Agreements to which it is a party and Glen Dimplex undertakes to indemnify the Vendor against any failure by any of the Relevant Purchasers so to perform such obligations.

4.       WARRANTIES

         4.1 The Vendor represents and warrants to Glen Dimplex as at the date of this Agreement that it is not aware of any material event, fact, matter or circumstance relating to:

                  4.1.1    taxation; or

                  4.1.2    actual,   threatened   or   pending   litigation   or
                           arbitration or other dispute resolution  proceedings;
                           or

                  4.1.3 actual, threatened or pending disputes with any customer or supplier; or

                  4.1.4 actual, threatened or pending disputes with any employee; or


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                  4.1.5    intellectual property rights; or

                  4.1.6 any recurring fault or defect in any product or failure of any product to comply with any applicable legislation, regulations or standards in each case relating to, concerning or affecting any of the Companies which has not been fairly disclosed to Glen Dimplex in the Disclosure Documentation and which would or could in any such case involve, concern or give rise to a loss to the Relevant Company of US$200,000 or more (or the equivalent in any other currency).

4.2 The Vendor represents and warrants to Glen Dimplex as at the date of this Agreement that so far as it is aware (and save to the extent fairly disclosed in the Disclosure Documentation) the consolidated net assets of the Companies and the Target Businesses (as shown in the consolidated balance sheet in the agreed form for the Companies and the Target Businesses as at 31 December 1997) have not suffered any material diminution in the period from 31 December 1997 to the date of this Agreement other than as a result of trading in the ordinary course of business and/or fluctuations in exchange rates since 31 December 1997. For the purpose of this clause 4.2 only the 'ordinary course of business' shall be deemed to include the reduction by the Vendor of loss making sales activities in the Group and 'material" shall mean a diminution in net assets of US$200,000 or more.

4.3 The extent of the Vendor's awareness for the purposes of clause 4.1 and clause 4.2 shall be deemed to be limited only to the knowledge of Matthew Miller he having made due and careful enquiry of Connor Stack and Joe Clifford (in relation to the Irish Company); Adrian Goodrich, Martin Cartledge, Derek Sackett and John Harrington (in relation to the English Company), Werner Hierzberger (in relation to the Austrian Company) and Heine de Rooij and Theo Fiolet (in relation to the Dutch Company).

4.4 The Vendor acknowledges that Glen Dimplex is entering into this Agreement in reliance on the Warranties which have also been given as representations and with the intention of inducing Glen Dimplex to enter into this Agreement and that Glen Dimplex has been induced to enter into this Agreement on the basis of and in full reliance upon them.





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4.5      The rights and remedies of Glen Dimplex in respect of any breach of the
         Warranties shall survive Completion.

4.6 The Vendor waives and may not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any of the Companies or their respective officers or employees in enabling the Vendor to give the Warranties.

4.7 The Vendor shall pay to Glen Dimplex in the event of a breach by the Vendor of the Warranty contained in clause 4.1 an amount equal to the loss suffered by the Relevant Company as is referred to in Clause 4.1 and in the event of a breach by the Vendor of the Warranty contained in clause 4.2 an amount equal to the diminution in the consolidated net assets of the Companies and the Target Businesses in the period from 31 December 1997 to the date hereof.

4.8 Save as disclosed in the Disclosure Documentation no information relating to a Company of the Target Businesses shall prevent or limit a claim made by Glen Dimplex for breach of the Warranties. The Vendor may not invoke Glen Dimplex knowledge of a fact or circumstance which might make the Warranties untrue, inaccurate, incomplete or misleading as a defence to a claim for any breach of the Warranties.

4.9 The rights of Glen Dimplex under sub-clause 4.7 shall be in addition and without prejudice to any other right or remedy available to it under this Agreement or otherwise.

4.10 Glen Dimplex accepts the benefit of this clause 4 (including, without limitation, the Warranties) for itself and as trustee for each undertaking which is at any time a subsidiary undertaking or Glen Dimplex. The Vendor acknowledges that after Completion Glen Dimplex may reorganise the Group (which may involve the transfer of an asset or a liability of a Company or of some or all of the assets or liabilities of the French Business, or the German Business to an undertaking which is a subsidiary undertaking of Glen Dimplex) in reliance on the Warranties provided that the vendor's liability pursuant to this Clause
         4.1 for any loss suffered by any Company or for a breach of the Warranty set out in clause 4.2 shall not be increased as a result of any such reorganisation and shall be





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                  limited to the  liability  the Vendor would have  suffered had such reorganisation not taken place.

5.       LIMITATION ON THE VENDOR'S LIABILITY

         5.1 The aggregate liability of the Vendor in respect of all claims under the Warranties shall not exceed US$5,000,000.

         5.2 No amount shall be payable by the Vendor in respect of any claim under the Warranties unique and until the aggregate cumulative liability of the Vendor in respect of all such claims exceeds US$600,000 in which case the Vendor shall be liable for both the initial US$600,000 and the excess.

         5.3 The Vendor shall not be liable for any claim under the Warranties unless the Vendor is given notice of that claim stating in reasonable detail the nature of the claim and, if practicable, the amount claimed, on or before the date failing twelve months from the Completion Date.

         5.4 Clause 5.1 and 5.3 (inclusive) shall not apply to any claim where it can be proved on the balance of probabilities that such claim arises because of a dishonest or fraudulent act or omission or fraudulent misrepresentation of or by the Vendor prior to Completion.

         5.5 The Vendor will not be liable under the Warranties for any claim in respect of any matter to the extent that a specific provision has been made in the audited accounts of any Relevant Company for the period to 31 December 1997 in respect of that matter.

         5.6 Glen Dimplex shall procure that the Relevant Company mitigates any loss or liability which gives rise to any such claim under the Warranties.

         5.7 If Glen Dimplex or the Relevant Company is entitled to recover from a third party (including insurers) any sum in respect of a matter or thing which is, or has been, the subject of a claim under the Warranties, at the request of the Vendor Glen Dimplex will take, and will procure that the Relevant Company takes, such action (including lending its




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



                  name to any legal action) as the Vendor may reasonably require (at the expense of the Vendor) in connection with that matter.

         5.8 If the Vendor has paid to Glen Dimplex an amount in respect of a claim under the Warranties and Glen Dimplex or the Relevant Company subsequently receives from a third party (including insurers) a sum which constitutes a double recovery, Glen Dimplex must immediately repay to the Vendor a sum equal to the amount which fairly represents the double recovery, after deducting an amount equal to the reasonable costs and expenses incurred by Glen Dimplex and the Relevant Company in recovering that amount from the third party.

         5.9 Any amount paid to Glen Dimplex by the Vendor in respect of a claim under the Warranties will be deemed to be a reduction in the consideration payable to the Vendor under any relevant Sale and Purchase Agreement.

         5.10 If any claim under the Warranties is based upon a liability or loss of a Relevant Company which is only contingent, the Vendor will not be liable to make any payment in respect of it unless and until the contingent liability or loss becomes an actual liability or loss.

         5.11 No breach of the Warranties shall give rise to a right on the part of Glen Dimplex to rescind or terminate this Agreement following the Completion Date.

         5.12 Glen Dimplex undertakes to extend the benefit of its group insurance arrangements to the Group with effect from the Completion Date.

6.       VENDOR'S UNDERTAKINGS

         6.1 Between the execution of this Agreement and Completion the Vendor agrees that it will:

                  6.1.1 procure that each of the Companies complies with the provisions of Schedule 4; and





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                  6.1.2    forthwith  disclose  in writing to Glen  Dimplex  any
                           event or circumstance which may become known to it or any of the Companies which would be a breach of clause 6.
                           1. 1.

7.       RIGHT TO TERMINATE

         7.1 If on or before the Completion Date, without prejudice to any other remedies which may be available to it whether under this Agreement or otherwise Glen Dimplex reasonably considers that the Vendor is in material breach of the undertakings contained in clause 6.1.1 Glen Dimplex may by notice to the Vendor elect to terminate this Agreement and for the purposes of this clause 7.1 a material breach of the undertakings contained in clause 6.1.1 shall be any breach which results in any of the Companies or either of the Target Businesses incurring any expense or suffering any cost claim liability damage or loss of US$200,000 or more (or the equivalent in any other currency).

         7.2      If Glen Dimplex  terminates this Agreement  pursuant to clause
                  7.1 each party's further rights and obligations shall cease immediately upon termination, but termination she not affect a party's accrued rights and obligations as at the date of termination.

8.       VENDOR'S COVENANTS

         8.1 The Vendor undertakes to and covenants with Glen Dimplex on its own behalf and for each Relevant Purchaser that (save with the consent in writing of Glen Dimplex and save as provided in clause 9) it will not (and it shall procure that each member of the Vendor's Group and Matthew Miller and Jonathan Miller shall not) at any time after Completion:

                  8.1.1 time or procure or cause or (so far as it is able) permit the use of any name or names identical or similar to or including the words "Goblin", "FAM" or "Aqua Vac" or any colourable imitation thereof in connection with any activity whatsoever;

                  8.1.2 (save as required by law) disclose or divulge to any person (other than to officers or employees of the Purchaser whose province it is to know the same) or use (other than for the benefit of the Purchaser) any Confidential Information which



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                  may be within or have  come to its or their  knowledge  and it
                  shall  use  all   reasonable   endeavours   to  prevent   such
                  publication,   disclosure   or  misuse  of  any   Confidential
                  Information.

8.2 The Vendor agrees with Glen Dimplex on its own behalf and for each Relevant Purchaser that it shall not and shall procure that no member of the Vendor's Group and that neither Matthew Miller or Jonathan Miller will, for a period of two years after the Completion Date either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly:

         8.2.1 operate, or be engaged, concerned or interested in, or assist, a Relevant Business:

                  8.2.1.1     within the United Kingdom;

                  8.2.1.2     within the Republic of Ireland;

                  8.2.1.3     within Austria;

                  8.2.1.4     within France;

                  8.2.1.5     within Germany;

                  8.2.1.6     within the Netherlands,

                  8.2.1.7     within Turkey;

                  8.2.1.8     within South Africa,

                  8.2.1.9     within Switzerland;

                  8.2.1.10    within Jeddah;

                  8.2.1.11   within the Czech Republic




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                  8.2.2    (in competition with the Relevant Business as carried
                           on by the Group as at the Completion Date) either seek to procure orders from, or do business with, or procure directly or indirectly any other person to procure orders from or do business with, any person who has been a customer of the French Business or the German Business or the business of any of the Companies at any time during the period of twelve months before the Completion Date;

                  8.2.3 in connection with any Relevant Business engage, employ, solicit or contact with a view to the engagement or employment of. by any person, any employee, officer or manager of the French Business or the German Business or any of the Companies or any person who has been an employee, officer or manager of the French Business or the German Business or any of the Companies in the twelve months before the Completion Date provided that the foregoing shall not apply to Matthew Miller's employment by the Vendor;

                  to the intent that each of the foregoing shall constitute entirely separate and independent restrictions in relation to each of the French Business, the German Business and each of the Companies.

8.3 The Vendor undertakes to and covenants with Glen Dimplex on its own behalf and for each Relevant Purchaser that (save with the consent in writing of Glen Dimplex) it will not (and it shall procure that each member of the Vendor's Group and Matthew Miller and Jonathan Miller shall not) for a period of two years after the Completion Date do or say anything which is likely or intended to damage the goodwill or reputation of any of the Companies, or of any business carried on by any of the Companies or of either of the Target Businesses or which may lead any person to cease to do business with any of the Companies or the Relevant Purchaser in relation to the Relevant Target Business on substantially equivalent terms to those previously offered or not to engage in business with any of the Companies or the Relevant Purchaser in relation to the Relevant Target Business.

8.4 The Vendor agrees and acknowledges that the restrictions contained in this clause 8 are fair and reasonable and necessary to assure to Glen Dimplex and each Relevant Purchaser the full value and benefit of the Shares and the Relevant Businesses but in the event that any



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                  such  restriction  shall be found to be void or  unenforceable but would be valid and effective if some part or parts thereof were deleted such restriction shall apply with such deletion as may be necessary to make it valid and effective

9.       INTELLECTUAL PROPERTY

         9.1      The Vendor will retain all rights in connection with:

                  9.1.1 the trade mark/trade name "Aqua Vac' in North America, Central America, South America, Australia and New Zealand; and

                  9.1.2 the trademark/trade name 'Goblin" in Australia and New Zealand.

         9.2 The Vendor will licence the Irish Purchaser to use certain patents in accordance with the patent licence referred to in paragraph 2 of Schedule 3.

         9.3 Glen Dimplex will not and will procure that the Companies and the Target Businesses will not use or expressly grant consent to the use of the name "Shop Vac" or any associated trademark or any colourable imitation thereof or any mark confusingly similar thereto at any time after 3 months from the Completion Date.

         9.4 The Vendor hereby agrees to assign the Trade Marks to the Irish Company and further agrees that it will execute all documents,, including but not limited to assignments, deeds, powers and authorisations necessary to effect the transfer of the legal and beneficial title in the Trade Marks to the Purchaser

10.      EXCEPTION TO VENDOR'S COVENANTS

         Nothing in this Agreement shall prevent any member of the Vendor's
         Group:

         10.1 from employing as a consultant any person who is at the Completion Date hereof a former employee of any member of the Group or whose contract of services with any member of the Group has been terminated after the Completion Date for the purposes only of assisting any member of the Vendor's Group in the preparation of any financial or tax statement or

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                  account required in connection with that member of the
                  Vendor's Group's legal tax or accounting obligations;

         10.2 from selling in good faith any Relevant Product to a customer in North America which is not a member of the Vendor's Group notwithstanding that the customer may require the Relevant Product to be delivered to, or invoiced to any customer in, any territory referred to in clause 9.2.1 Provided that any such Relevant Product is not branded with or marketed under the trade marks Goblin, Fam or Aqua Vac or any mark or other indication of a connection in the course of trade confusingly similar thereto.

11.      TRANSFER OF ASSETS

         The Vendor hereby undertakes to Glen Dimplex to procure that in the event that the Vendor or any other member of the Vendor's Group owns any assets other than Intellectual Property Rights which are used by any of the Companies or either of the Target Businesses then the Vendor or such member of the Vendor's Group (as the case may be) shall if such assets arc used exclusively by (or are beneficially owned by) any of the Companies or the Relevant Target Business transfer gratuitously such as-sets absolutely to Glen Dimplex, the Relevant Purchaser or such of the Companies as Glen Dimplex shall so direct.

12.      FURTHER ASSURANCE

         Upon or as soon as reasonably practicable after Completion:

         12.1 the parties shall at the request of Glen Dimplex do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement, the Sale and Purchase Agreements and the Non Competition Deeds; and

         12.2 the parties shall use all reasonable endeavours, to procure the release of the Vendor to its reasonable satisfaction from all its obligations under the Rank Documentation and the Careened Documentation. Until such release is procured Glen Dimplex shall indemnify the Vendor against any loss, liability or obligation arising therefrom.



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13.      INFORMATION

         13.1 The Vendor shall use its reasonable endeavours to provide or procure to be provided to Glen Dimplex all such information in its possession or under its control as Glen Dimplex shall from time to time reasonably require relating to the business and affairs of the Companies, the French Business and the German
                  Business and in any case where such information is not the exclusive property or the Companies and/or the French Business and/or the German Business will use its reasonable endeavours to give or procure to be given to Glen Dimplex its directors and agents access to such information and will permit Glen Dimplex to take copies of the same.

         13.2     Glen Dimplex shall provide the Vendor with:

                  13.2.1 access to such income statements, balance sheets, cash flow statements and other financial data of the Companies and the Target Businesses to the Completion Date as the Vendor shall reasonably require; and

                  13.2.2 at the expense of the Vendor, such copies of tax returns and tax receipts for the Companies and the Target Businesses to the Completion Date as the Vendor shall reasonably require;

                  in each such cause to the extent that the same is in the possession or control of Glen Dimplex or the Companies.

         13.3 Glen Dimplex shall provide the Vendor with reasonable access to such of the accounting personnel of the Companies and/or the Target Businesses as the Vendor may reasonably require to assist it in any matters arising from the tax audit of the Target Businesses.

14.      IRISH TAX ASSET

         The Vendor on behalf of itself and each other member of the Vendor's Group hereby acknowledge.,, that no member of the Vendor's Group has any interest in the Irish Tax Asset (as defined below) and confirms that all property right and interest in the Irish Tax Asset belongs absolutely to the Irish Company. For the purposes of this clause 14 the Irish Tax Asset means the asset referred to


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         in note 13 on page 17 of the audited financial  statements of the Irish
         Company as at 31 December 1997.

15.      ANNOUNCEMENTS

         No announcement or communication concerning this Agreement shall be made by or on behalf of the parties hereto without the prior approval of the other or others (such approval not to be unreasonably withheld or delayed) save for announcements required by law or the rules of the Securities and Exchange Commission or to employees, customers, suppliers and agents of the Companies and/or the Relevant Businesses and/or Glen Dimplex and/or any company which is a member of the Glen Dimplex Group in such form as may be reasonably required by Glen Dimplex.

16.      COSTS

         Except as otherwise provided in this Agreement each of the parties shall bear and pay its own legal, accountancy, actuarial and other fees and expenses incurred in and incidental to the preparation and implementation of this Agreement and of all other documents in the agreed form.

17.      SUCCESSORS AND ASSIGNMENT

         17.1     This Agreement shall be binding upon and cnure for the benefit
                  of  each  party's   successors  in  title  but  shall  not  be
                  assignable save that:

                  17.1.1 Glen Dimplex may assign the whole or any part of the benefit of this Agreement or the Warranty applicable to any Company or Companies or a Relevant Target Business to any transferee of any shares in the capital of any such Company or Companies or any transferee of a Relevant Target Business provided that such transferee is a member of the Glen Dimplex Group; and

                  17.1.2 Glen Dimplex may assign its rights under this Agreement or the Warranty to any company within the Glen Dimplex Group.





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         17.2   Except as otherwise expressly provided,  all rights and benefits under this Agreement are personal to the parties and may not be assigned at law or in equity without the prior written consent of each other party.

18.      ENTIRE AGREEMENT

         18.1 This Agreement (including the Schedules hereto) and any documents in the agreed form ("the Acquisition Documents") constitute the entire agreement between the parties with respect to the subject matter of this Agreement.

         18.2 Except for any misrepresentation or breach of warranty which constitutes fraud:

                  18.2.1 the Acquisition Document; supersede and extinguish any representations and warranties previously given or made other than those contained in the Acquisition Documents;

                  18.2.2 each party acknowledges to the other (and shall execute the Acquisition Documents in reliance upon such acknowledgment) that it has not been induced to enter into any such documents by relied upon any representation or warranty other than the representations and/or warranties contained therein;

                  18.2.3 each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this Agreement or any of the other Acquisition Documents by reason of any misrepresentation and/or warranty not set forth in any such document.

  19.    VARIATIONS

         No variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.






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20.      WAIVER

         No waiver by any party of any breach or non-fulfilment by any other party of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Purchaser provided in this Agreement am cumulative and not exclusive of any rights and remedies provided by law.

21.      AGREEMENT CONTINUES IN FORCE

         This Agreement shall remain in full force and effect so far as concerns any matter remaining to be performed at Completion even though Completion shall have taken place.

22.      SEVERABILITY

         The invalidity, illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

23.      NOTICES

         23.1 Any notice to be given pursuant to the terms of this Agreement to the Vendor shall be given in writing;

                  in the case of the Vendor to Shop Vac Corporation, Fax 001 717326 0422; 2323 Reach Road, Williamsport, Pennsylvania 17701 -0307 USA, Attention: D Grill and

                  in the case of Glen Dimplex to Glen Dimplex, Fax 00 353 1 283 8371, 41 Ailesbury Road, Dublin 4, Attention: S O'Driscoll

                  or to such other person and/or address as may have been notified to the other parties in accordance with this clause.



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         23.2     Notice  shall be delivered  personally  or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery Personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (six days if sent by air m&il) and in the case of facsimile transmission on completion of the transmission Provided that the sender shall have received printed confirmation of transmission.

24.      REGISTRATION

         Any provision of this Agreement by virtue of which it (or any agreement or arrangement of which it forms part) is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall not take effect until the day after the required particulars of it have been submitted to the Director General of Fair Trading in accordance with the requirement of those Acts.

25.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

26.     GOVERNING LAW

        26.1 This Agreement shall be governed by and construed in accordance with the laws of England.

        26.2 The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly, any suit, action or proceedings (together in this clause referred to as "Proceedings") arising out of or in connection with this Agreement shall be brought in such courts.

        26.3 The Vendor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in such court as is referred to in this clause 26 and any claim that any such Proceedings have been brought in an inconvenient form and



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                  further  irrevocably  agree that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Vendor and may be enforced in the courts of any other jurisdiction.

         26.4 The Vendor expressly and specifically agrees and accepts the terms of this clause and signs this Agreement in recognition of such agreement and acceptance.

         26.5 The Vendor appoints te Vendor's Solicitors to accept service on their behalf of any Proceedings which may be commenced pursuant to this clause in the Courts of England.

IN WITNESS of which the parties or their duly authorised representatives have executed this Agreement as follows.
























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                                   SCHEDULE I

                Details of the purchasers other than Glen Dimplex

COMPANY                        REGISTERED OR PRINCIPAL OFFICE       COUNTRY OF INCORPORATION

Morphy Richards Appliances     P 0 Box 129                          England
Limited                        Mexborough
                               South Yorkshire
                               S64 SAJ


Carmen Nederland B.V.          P 0 Box 201                          Holland
                               Flevolaan 21
                               1380 AE Weesp
                               The Netherlands


EIO Morphy Richards GmbH       Koppelsdorfer Str 132                Germany
                               Postfach 208
                               96505 Sonneberg
                               Germany


Glen Electric Holdings GmbH    Koppelsdorfer Str 132                Germany
                               Postfach 208
                               96505 Sonneberg
                               Germany






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



                                   SCHEDULE 2

                                  The Companies

Name and registered Number                                                                                   Percentage owned by the
and registered office or       Date and place of                                                             Vendor subject to
principal office               incorporation            Directors and Secretary      Issued share capital    declaration of Trust

Goblin Limited                 England                  J Miller                      900 Ord(pound)1                 100
New Yorkshire House                                     M Miller                     2,135,000 Ord US$1
Don Pedro Avenue                                                                     1,100 Pref(pound)1
Normanton
WF6 1TT
Goblin Ireland Limited         Ireland                  J Miller                    600,000(pound)1 (Irish)           100
Clash Industrial Estate                                 M Miller
Tralee                                                  C Stock
Co Kerry                                                J Clifford

FAM Nederland BV               Netherlands              M Miller                      1,300,000 Guilders              100
Helflheuvelpassage 14/05
Postbus 2095
5202CB's Hertogenbosch

Shop Vac Ges.m.b.H.            Austria                  M Miller                         500,000 1 Aus                100
Eduard-Ast Strasse                                      W Hierzburger                 Schillings
A-8073 Feldkirchen/Graz











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


                                   SCHEDULE 3

                                   Completion

1. The Vendor shall repay or procure the repayment of all sums owed by it or any pawn connected with it to each Relevant Companies and each Relevant Company shall repay to the Vendor all sums owed by it to the Vendor.

2. The Vendor shall enter into a patent license in the agreed form under which the Vendor shall licence certain patents to the Irish Purchaser.

3. The Vendor and shall enter into a trade mark assignment in the agreed form under which the Vendor will transfer ownership of certain trade marks to the Irish Purchaser.

4. The Vendor will procure that the English Company enters into a deed of variation in the agreed form in favour of the landlord of the property occupied by the English Company namely, New Yorkshire Limited.

5. The Vendor shall deliver or procure that them are delivered to Glen Dimplex (or as it shall direct):

         5.1 all credit cards in the name of or for the account of the Relevant Companies in the possession of any person resigning from his office or employment on Completion;

         5.2 the documents of title relating to the Business intellectual Property and Intellectual Property Rights or any licences of Intellectual Property in favour of any member of the Group-,

         5.3 subject to paragraph I above duly executed deeds of release in a form to be agreed releasing the Relevant Companies from any liability whatsoever (actual or contingent) which may be owing to the Vendor or any member of the Vendor's Group or any person connected with any member of the Vendor's Group and from any guarantee or security given by any such Relevant Company in respect of the obligations of the Vendor or any other member of the Vendor's Group (other than the Companies);

         5.4 letters in a form to be agreed from third parties holding moulds dyes and tooling owned by the English Company and the Irish Company respectively confirming that each such third party has no right of ownership or lien in respect of or over such moulds, dyes and tooling;

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



         5.5 letters in a form to be agreed from each of Mr and Mrs M Miller and Mr. J. Miller resigning as directors employees of each Relevant Company and confirming that they have no claim against any such company;

         5.6 evidence satisfactory to Glen Dimplex of the transfer by Goblin Ireland Limited to the Vendor (or another member of the Vendor's Group (not being one of the Companies) of the shares owned by it in Shop Vac Ireland Limited;

         5.7 duly executed effective releases of any security granted by the Vendor (or any other member of the Vendor's Group) over the Shares or any assets of the Target Businesses.

         5.8 a letter in a form to be agreed from the German Company to the Dutch Company acknowledging the ownership of the Dutch Company of all receivables invoiced by the German Company, and

         5.9      duly executed the debt assignment in the agreed form.





















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



                                   SCHEDULE 4
                  Operation of the Companies Pending Completion

The Vendor covenants with the Purchaser that in the period from the date of this Agreement to Completion it shall and will procure that each Company and each of its Subsidiaries] shall (unless Glen Dimplex expressly otherwise agrees in writing):

1. continue its business in the ordinary and usual course and so as to maintain the same as a going concern;

2. not dispose of or agree to dispose of or acquire or agree to acquire any assets or stock (other than in the normal course of business) or assume or incur, or agree to assume or incur a liability, obligation or expense (actual or contingent) except in the usual course of its business;

3. not merge or amalgamate or agree to merge or amalgamate its business with any other company;

4.       not enter into any scheme or arrangement with creditors;

5. save as contemplated by the provisions of this Agreement not enter into any contract transaction or arrangement with the Vendor,

6.       not pass any shareholders' resolution;

7. not create, allot, issue, acquire redeem or repay any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire shares or any other interest in any other company;

8. not enter into any long term contract or any contract or arrangement involving expenditure or liabilities in excess of US$50,000 (or the equivalent in any other currency) or undertake any unusual or new form of expenditure;

9. not amend or terminate any agreement, arrangement or obligation to which it is a party;


10. not engage in any transaction except on an arm's length basis in the ordinary course of business;

11. not increase or agree to increase the remuneration (including without limitation salary, bonuses, commission, profits in kind and pension contributions) of any of its directors or employees or vary

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



         the terms of employment of or dismiss any employee or engage any new employee or agree to provide any gratuitous payment or benefit to any person;

12. not amend or discontinue any pension schemes or communicate to any employee any plan proposal or intention to amend discontinue or exercise any discretion in relation to any such schemes;

13. not alter or agree to alter the terms of any existing borrowing facilities or arrange additional borrowing facilities;

14. not create or agree to create any Encumbrance over any of its assets or make any loans or enter into any guarantee or stand surety for the obligations of any third party;

15. not grant any credit except normal trade credit given in the ordinary course of business;

16. not declare make or pay any dividend or other distribution (the Vendor hereby confirming that no such dividend or the distribution has been made since 31 December 1997 save for any dividend specifically provided for in the balance sheet in the agreed form of the Companies and the French Business and the German Business as at 31 December 1997);

17.      not change its accounting reference date;

18.      not enter into any litigation or arbitration proceedings;

19. except in the usual course of its business, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

20. conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction,

21. not cancel or fail to renew by the due date the insurance policies in force at the date of this Agreement nor do or omit to do anything to render such policies void or voidable.

22.      reasonably co-operate with Glen Dimplex to:

         22.1     ensure  the  efficient   continuation  of  management  of  the
                  Companies, the French Business and the German Business after Completion; and

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



         22.2 prepare for the introduction of Glen Dimplex's normal working procedures in readiness for Completion.

23. provide to Glen Dimplex and each Relevant Purchaser access to the Companies and each Relevant Business and their personnel and such information regarding the same as may reasonably be requested by Glen Dimplex or any Relevant Purchaser from time to time.
































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



                                   SCHEDULE 5

                               GRANT DOCUMENTATION

1.       Agreement  date  22  September  1980  between  Industrial   Development
         Authority and Shop Vac Ireland.

2. Supplemental Agreement dated 23 September 1980 between Industrial Development Authority and Shop Vac Ireland.

3        Supplemental   Agreement   dated  20  June  1983   between   Industrial
         Development Authority and Shop Vac Ireland.

4. Supplemental Agreement dated 10 December 1984 between Industrial Development Authority and Shop Vac Ireland.

5. Supplemental Agreement dated 7 May 1986 between Industrial Development Authority and Shop Vac Ireland.

6. Agreement dated 2 January 1991 between Shannon Free Airport Development Company Limited and Goblin Ireland Limited.

7. Grant Agreement dated 4 November 1994 between Industrial Development Authority, McCulloch Ireland Limited, Goblin Ireland Limited and Shop Vac Corporation.














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



                                   SCHEDULE 6

                               BANK DOCUMENTATION


1. Guarantee Letter from Shop Vac Corporation to NMB Heller N.V. on behalf of FAM Nederland dated 20 August 1997

2. Guarantee Letter from Shop Vac Corporation to ING Bank on behalf of FAM Nederland dated 20 August 1997

3. Letter of comfort from Shop Vac Corporation to Bank of Ireland on behalf of Goblin Ireland Limited dated 9 May 1994

4. Agreement of Guarantee from Shop Vac Corporation to Midland bank on behalf of Goblin Limited (UK) dated 14 February 1994

5.       Guarantee   from   Shop  Vac   Corporation   on  behalf  of  Emil  Bast
         Wohnungsnuternehem dated 21 May 1993



















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


      EXECUTED as a DEED by                          )
      SHOP VAC CORPORATION                           )
      acting by these                                )
      signatures and DELIVERED                       )


                           \s\ Kenneth Benbassat
                           .....................
                           Director

                           \s\ David A. Grill
                           .....................
                           Director/Secretary

      EXECUTED as a DEED by                          )
      GLEN DIMPLEX                                   )
      acting by these                                )
      signatures and DELIVERED                       )


                           \s\ L. Quin
                           ....................
                           Director

                           \s\ Sean O'Driscoll
                           ....................
                           Director/Secretary


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